Exhibit 10.29

INTER-COMPANY EXPENSE AGREEMENT

BETWEEN

LITCHFIELD MUTUAL FIRE INSURANCE COMPANY

AND

PATRONS MUTUAL INSURANCE COMPANY OF CONNECTICUT

THIS AGREEMENT, made as of the 12th day of January, 2001, between Patrons Mutual Insurance Company of Connecticut (“Patrons”) and Litchfield Mutual Fire Insurance Company (“Litchfield”), both mutual insurance companies organized and exiting under the laws of the State of Connecticut.

WITNESSETH:

WHEREAS, the Boards of Directors of each of Patrons and Litchfield have, at meetings duly convened and held, authorized and approved the formulation and implementation of a plan for a common management services arrangement and the preparation, execution and delivery of such agreements as may be necessary and appropriate to the effectuation of such common management services arrangement and

WHEREAS, the parties wish to set forth herein certain methodologies in determining the expenses charged for the services provided by the Management Services Agreement, effective August 26th, 1998;

NOW, THEREFORE, in consideration of the premises and of the covenants contained in the Management Services Agreement, and for other good and valuable consideration, it is agreed as follows:

Section 1. SERVICES. Commencing on the Effective Date (as defined below) and until the termination of this Agreement, Patrons shall provide to Litchfield such management services as shall be reasonably necessary or desirable for the conduct of the insurance business of Litchfield. Such services shall include, but not be limited to, accounting, tax and auditing services, legal services, actuarial services, employee benefit plans and personnel administration, insurance production and underwriting services, processing and payment of claims, servicing of policyholders, billing and collection services, software development services, electronic data processing operations, communications operations, investment and property management services.

Section 2. CHARGES. Litchfield agrees to pay to Patrons a charge equal to all expenses, direct and indirect, reasonably and equitably determined by Patrons to be attributable to Litchfield for services and facilities provided by the former to the latter pursuant hereto, except to the extent application of laws or regulations would otherwise require.

The basis for determining such charges to Litchfield shall be similar to those used by for internal cost distribution including, where applicable, time records prepared for this purpose. Such basis shall be modified and adjusted where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by Patrons on behalf of Litchfield.

Patrons’s determination of charges hereunder shall be conclusive as between such parties, except that if the Litchfield objects to any such determination, it shall so advise Patrons within thirty (30) days of receipt of notice of said determination. Unless such parties can reconcile any such objection, or otherwise agree, they shall select a firm of independent certified public accountants which shall determine the charges properly allocable to Litchfield and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to both parties whereupon such determination shall be binding. The expenses of any such determination by a firm of independent certified public accountants shall be borne as determined to be equitable by such accountants.

Section 3. SETTLEMENT. At quarterly intervals, Patrons shall submit to Litchfield an account of amounts payable and the account shall be settled within thirty (30) days thereafter. The amounts payable by Litchfield may be offset by reciprocal obligations due to Litchfield from the Inter-company Pooling Arrangement, so that only net amounts shall be required to be transferred between the parties. Settlement shall be in the form of cash or cash equivalent securities.

Section 4. ACCOUNTING RECORDS. Patrons shall be responsible for maintaining full and accurate accounting records of all services rendered and facilities used pursuant to this Agreement and such additional information as Litchfield may reasonably request for purposes of its internal accounting operations. Patrons shall keep such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by Litchfield or any governmental agency having jurisdiction during reasonable business hours.

Section 5. TERMINATION. This agreement shall terminate upon the termination of that certain Management Services Agreement dated August 30th, 1996 between the parties hereto, as amended from time to time.

Section 6. SETTLEMENT OF TERMINATION. No later than ninety (90) days after the effective date of termination, Patrons shall deliver to Litchfield a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amounts owed hereunder shall be due and payable within thirty (30) days of receipt of such statement.

Section 7. ASSIGNMENT AND ADDITIONAL PARTIES. This Agreement shall not be assignable by Patrons or Litchfield without the consent of the other party, except in the case of assignment to a corporation or other organization which is a successor to Lichfield or Patrons, as the case may be, in which case such successor shall be bound hereunder and by the terms of said assignment in the same manner as its assignor is bound hereunder.

Section 8. GOVERNING LAW. This Agreement shall be governed by and constructed in accordance with Connecticut law.

Section 9. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, either of which shall and will be treated and considered as an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

LITCHFIELD MUTUAL FIRE INSURANCE COMPANY OF CONNECTICUT

By
Its

PATRONS MUTUAL INSURANCE COMPANY OF CONNECTICUT

By
Its

AMENDMENT NO. 1

to the

INTER-COMPANY EXPENSE AGREEMENT

(hereinafter and thereafter referred to as the “Agreement”)

between

Patrons Mutual Insurance Company of Connecticut, a Connecticut corporation (“Patrons CT”), and Litchfield Mutual Fire Insurance Company, a Connecticut corporation (“Litchfield”), dated January 12, 2001. Patrons CT and Litchfield are sometimes herein referred to individually as a “Party” and collectively as the “Parties”.

It is understood and agreed that, effective September 30, 2002, this Agreement is amended as follows:

Section 3., SETTLEMENT shall be amended as follows:

Section 3. Settlement. At quarterly intervals, Patrons shall submit to Litchfield an account of amounts payable and the account shall be settled within ninety (90) days thereafter. The amounts payable by Litchfield may be offset by reciprocal obligations due to Litchfield from the Inter-company Pooling Arrangement, so that only net amounts shall be required to be transferred between the parties. Settlement shall be in the form of cash or cash equivalent securities.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF, the parties hereto, have caused this Agreement to, be executed by their duly authorized officers effective as of the day and year set forth in the opening paragraph of this Agreement.

Patrons Mutual Insurance Company of Connecticut

By:
Date:	___________
Name:	William Siclari
Title:	President & CEO

Litchfield Mutual Fire Insurance Company

By:
Date:	___________
Name:	William Siclari
Title:	Vice President

Attest:

Treasurer
Patrons Mutual Insurance Company of Connecticut

SECOND AMENDMENT

to

INTER-COMPANY EXPENSE AGREEMENT

among

LITCHFIELD MUTUAL FIRE INSURANCE COMPANY

PATRONS MUTUAL INSURANCE COMPANY OF CONNECTICUT

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

and

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

This Second Amendment to Inter-Company Expense Agreement (“Second Amendment”), dated as of December 14, 2007, amends the Inter-Company Expense Agreement (the “Expense Agreement”), dated as of January 12, 2001, as amended, by and between Litchfield Mutual Fire Insurance Company (“Litchfield”) and Patrons Mutual Insurance Company of Connecticut (“Patrons”) as follows:

RECITALS

WHEREAS, Litchfield and Patrons have previously entered into the Expense Agreement and the First Amendment to Expense Agreement, effective as of September 30, 2002; and

WHEREAS, Patrons and Litchfield will affiliate their business operations with State Automobile Mutual Insurance Company (“SAM”) upon the closing of the transactions contemplated by the Amended and Restated Affiliation Agreement (the “Restated Affiliation Agreement”), by and among Litchfield, Patrons and SAM; and

WHEREAS, the parties intend to add SAM and State Auto Property and Casualty Insurance Company (“SAP&C”) as parties to the Expense Agreement, and to set forth herein certain methodologies in determining the expenses charged for services provided to Litchfield or Patrons by SAM and SAP&C.

STATEMENT OF AGREEMENT

In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the parties to this Second Amendment agree to amend the Expense Agreement as follows:

1.	Capitalized terms used in this Second Amendment (including the Recitals) which are not otherwise defined herein shall have the meanings ascribed to such terms in the Expense Agreement.

2.

Upon the Effective Date (as defined below) of this Second Amendment, SAM and SAP&C shall supplement the management and operations services provided to Litchfield by Patrons pursuant to Section 1 of the Expense Agreement and such management and operations services Patrons provides to itself. The parties acknowledge that Patrons has its own employees who provide managerial, supervisory, administrative, technical, professional, and clerical services to Litchfield and to itself. Notwithstanding the foregoing, Patrons and Litchfield understand and agree that SAP&C, acting by and through its employees, is authorized to provide certain other executive, administrative, technical, managerial and professional support services to Litchfield and Patrons as needed and agreed upon by the parties, while SAM is authorized to provide certain data processing equipment, office supplies and equipment, furniture and fixtures, automobiles and such other items of tangible personal property or facilities to Litchfield and Patrons as needed and agreed upon by the parties, the costs of which shall be allocated as described below.

3.	Section 2 of the Expense Agreement is hereby deleted in its entirety and replaced by the following:

“Litchfield agrees to pay to Patrons a charge equal to all expenses, direct and indirect, reasonably and equitably determined by Patrons to be attributable to Litchfield for services and facilities provided by the former to the latter pursuant hereto, except to the extent application of laws or regulations would otherwise require.

“The basis for determining such charges to Litchfield shall be similar to those used by Patrons for internal cost distribution including, where applicable, time records prepared for this purpose. Such basis shall be modified and adjusted where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by Patrons on behalf of Litchfield.

“Patron’s determination of charges hereunder shall be conclusive as between such parties, except that if the Litchfield objects to any such determination, it shall so advise Patrons within thirty (30) days of receipt of notice of said determination. Unless such parties can reconcile any such objection, or otherwise agree, they shall select a firm of independent certified public accountants which shall determine the charges properly allocable to Litchfield and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to both parties whereupon such determination shall be binding. The expenses of any such determination by a firm of independent certified public accountants shall be borne as determined to be equitable by such accountants.

“Litchfield and Patrons agree to pay to SAM & SAP&C a charge equal to all expenses, direct and indirect, reasonably and equitably determined by SAM & SAP&C to be attributable to Litchfield or Patrons for services and facilities provided by the former to the latter pursuant hereto, except to the extent application of laws or regulations would otherwise require.

“The basis for determining such charges to Litchfield or Patrons shall be similar to those used by SAM and SAP&C for internal cost distribution including, where applicable, time records prepared for this purpose. Such basis shall be modified and adjusted where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by SAM and SAP&C on behalf of Litchfield or Patrons.

“SAM’s and SAP&C’s determination of charges hereunder shall be conclusive as between such parties, except that if Litchfield or Patrons objects to any such determination, it shall so advise SAM and SAP&C within thirty (30) days of receipt of notice of said determination. Unless such parties can reconcile any such objection, or otherwise agree, they shall select a firm of independent certified public accountants which shall determine the charges properly allocable to Litchfield and Patrons and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to both parties whereupon such determination shall be binding. The expenses of any such determination by a firm of independent certified public accountants shall be borne as determined to be equitable by such accountants.”

4.	Section 3 of the Expense Agreement is hereby deleted in its entirety and replaced by the following:

“Within 45 days after the end of each calendar quarter, Patrons shall submit to Litchfield an account of amounts payable and the account shall be settled within thirty (30) days thereafter. The amounts payable by Litchfield may be offset by reciprocal obligations due to Litchfield from the Inter-company Pooling Arrangement, so that only net amounts shall be required to be transferred between the parties. Settlement shall be in the form of cash or cash equivalent securities.

“Within 45 days after the end of each calendar quarter, SAM and SAP&C shall submit to Litchfield and Patrons an account of amounts payable and the account shall be settled within thirty (30) days thereafter. SAM and SAP&C shall pay none of Litchfield’s or Patrons’ insurance losses, loss adjustment expenses and underwriting expenses. Underwriting expenses include, without limitation, expenses for SAP&C employees providing services on behalf of Litchfield or Patrons for only part of their time, which expenses shall be allocated in accordance with statutory accounting principles to Litchfield or Patrons in proportion to the amount of time those employees spend on behalf of Litchfield or Patrons. Litchfield’s and Patrons’ share of pension and benefit expenses under the benefit plans for employees of SAP&C shall be allocated to Litchfield and Patrons based on the percentage of SAP&C’s payroll expenses allocated to Litchfield and Patrons pursuant to the terms hereof. The amounts payable by Litchfield or Patrons may be offset by any reciprocal obligations due to Litchfield or Patrons, so that only net amounts shall be required to be transferred between the parties. Settlement shall be in the form of cash or cash equivalent securities.”

5.	Section 4 of the Expense Agreement is hereby deleted in its entirety and replaced by the following:

“Patrons shall be responsible for maintaining full and accurate accounting records of all services rendered and facilities used pursuant to this Agreement and such additional information as Litchfield may reasonably request for purposes of its internal accounting operations. Expenses shall be apportioned in accordance with statutory accounting principles consistently applied. The books, accounts, and records shall be so maintained as to clearly and accurately disclose the nature and details of the transactions including such accounting information as is necessary to support the expenses apportioned to the respective parties. Patrons shall keep such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by Litchfield or any governmental agency having jurisdiction during reasonable business hours.

“SAM and SAP&C shall be responsible for maintaining full and accurate accounting records of all services rendered and facilities used pursuant to this Agreement and such additional information as Patrons or Litchfield may reasonably request for purposes of its internal accounting operations. Expenses shall be apportioned in accordance with statutory accounting principles consistently applied. The books, accounts, and records shall be so maintained as to clearly and accurately disclose the nature and details of the transactions including such accounting information as is necessary to support the expenses apportioned to the respective parties. SAM and SAP&C shall keep such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices during reasonable business hours for audit, inspection and copying by Patrons or Litchfield or any governmental agency having jurisdiction.”

6.	Section 6 of the Expense Agreement is hereby deleted in its entirety and replaced by the following:

“No later than ninety (90) days after the effective date of termination, Patrons shall deliver to Litchfield, and SAM and SAP&C shall deliver to Patrons and Litchfield, a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amounts owed hereunder shall be due and payable within thirty (30) days of receipt of such statement.”

7.	Section 7 of the Expense Agreement is hereby deleted in its entirety and replaced by the following:

“This Agreement shall not be assignable by Patrons, SAM, SAP&C or Litchfield without the consent of the other parties, except in the case of assignment to a corporation or other organization which is a successor to Litchfield, SAM, SAP&C or Patrons, as the case may be, in which case such successor shall be bound hereunder and by the terms of said assignment in the same manner as its assignor is bound hereunder. Under no circumstances can this Agreement be assigned without the prior approval of the Insurance Departments of Connecticut and Ohio.”

8.	The following is hereby added to the Expense Agreement as new Section 10:

“COMPLETE AGREEMENT. This document, together with such amendments hereto as may from time to time be validly executed in writing by the parties, constitutes the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this Agreement.”

9.	The following is hereby added to the Expense Agreement as new Section 11:

“AMENDMENT. This Agreement may be amended by mutual consent of the parties. Except as provided herein, no alteration or variation of the terms of this Agreement shall be valid unless made in writing and signed by all the parties to this Agreement. Furthermore, no alteration or variation of the terms of this Agreement shall be valid unless prior approval for such alteration or variation has been received from the Commissioners of the Ohio and the Connecticut Departments of Insurance.”

10.

This Second Amendment shall be effective (the “Effective Date”) as of the Litchfield Closing Date (as defined in the Restated Affiliation Agreement). Notwithstanding the foregoing, the effectiveness of this Second Amendment is subject to the receipt of all regulatory consents required to implement the terms of this Second Amendment. Until such time as all such regulatory consents have been obtained, this Second Amendment shall not become operative to amend the Expense Agreement in any manner whatsoever and shall be of no force or effect.

11.

This Second Amendment constitutes an integral part of the Expense Agreement. In the event of any inconsistencies between the provisions of the Expense Agreement and this Second Amendment, the provisions of this Second Amendment shall control. Except as expressly amended hereby, the terms and provisions of the Expense Agreement shall continue in full force and effect without change for the balance of the term thereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

PATRONS MUTUAL INSURANCE COMPANY OF CONNECTICUT

By:	/s/ William Siclari
William Siclari, President

LITCHFIELD MUTUAL FIRE INSURANCE COMPANY

By:	/s/ Peter R. L. Faber
Peter R. L. Faber, President

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By:	/s/ Robert P. Restrepo, Jr.
Robert P. Restrepo, Jr., President

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

By:	/s/ Robert P. Restrepo, Jr.
Robert P. Restrepo, Jr., President